FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        MANAGED HIGH YIELD PLUS FUND INC.
               -------------------------------------------------
                   (EXACT NAME OF THE FUND AS SPECIFIED IN ITS
                                    CHARTER)

          Maryland                                13-4002879
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       (STATE OF INCORPORATION OR               (I.R.S. EMPLOYER
             ORGANIZATION)                    IDENTIFICATION NO.)


            1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019
            -----------------------------------------------------
                   (Address of Principal Executive Offices)


      Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class            Name of each exchange on which
        to be so registered            each class is to be registered
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            Common Stock                   New York Stock Exchange

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

      Securities  Act  registration  statement  file  number to which  this form
relates:      333-51017

      Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                      ------------------------------------
                                (Title of Class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of the Registrant's Securities to be Registered.

      The description of the Registrant's securities to be registered hereby, including certain provisions of the Registrant's Articles of Incorporation that would have the effect of delaying, deferring or preventing a change of control of the Registrant and that would operate only with respect to an extraordinary corporate transaction involving the Registrant, is incorporated by reference to the description contained under the caption "Description of Capital Stock" commencing at page 30 of the Registrant's Registration Statement on Form N-2 (Nos. 333-51017 and 811-08765) as filed with the Securities and Exchange Commission on April 24, 1998, as the same may be amended.

Item 2.     Exhibits.

      (a)   No exhibits are to be filed with the Commission.

      (b) The following exhibits are being filed with the New York Stock Exchange, Inc. only:

            1.  Registration Statement on Form N-2.
            2.  Articles of Incorporation of Registrant.
            3.  By-Laws of Registrant.
            4. Specimen certificate for Registrant's Common Stock, par value $.001 per share.



      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    MANAGED HIGH YIELD PLUS FUND INC.



                              By:      /s/ Dianne E. O'Donnell
                                       ----------------------------------
Date:        May 14, 1998                 Dianne E. O'Donnell
                                          Vice President and Secretary